Transcript of Proposed Option Exchange Comments during Company Meeting:

Rob Glaser [Chairman and CEO of RealNetworks]: But, we’re also looking at other things. One of the things that Sid [Ferrales, Senior VP, Human Resources] mentioned is that we are looking at programs to say, OK, people have a lot of stock options that are at much higher prices because of how the financial markets have reset. Are there things that we can do? It’s very complicated, and we’ve got a team of people that are working on it quite energetically — to make an offer where there can be some kind of exchange for those for something more reflective of the options, of the way the market’s set up today. So, we are going to try to look creatively and resourcefully at things that we can do to set ourselves up for the future and take that long-term view. And, we are going to be open and communicate that. Maybe in the past we wouldn’t have said, hey, we’re working on a program like that until we had I’s dotted and T’s crossed. We don’t have I’s dotted and T’s crossed today. We have conceptual approval from our board of directors to pursue something like that, but there are many issues associated with it, including the fact that most forms of these programs will have to be voted on by our shareholders. And, we know how some of the shareholders will vote, but not all of them. So, we have work to do, to figure that out, but part of our new philosophy on communication is we’ll be open about that and trust the fact that if it comes up in April, which is when we intend to be done with that project, there’s some new wrinkle associated with that, we’ll tell you, hey, there was some unexpected wrinkle this came up. But, as of today, it is our intent to put together that kind of program, and we want you to know that.

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Sid Ferrales [Senior VP, Human Resources of RealNetworks]: We are actually doing several things relative to equity. One of them, Rob alluded to earlier. We are looking – a team of Bob Kimball [Executive VP, Corporate Development and Law and General Counsel of RealNetworks], Michael Eggers [Senior VP, Finance and CFO of RealNetworks] and myself – we are looking at a program whereby, looking at options that are deeply underwater, and doing some type of an exchange. So, that’s one thing.

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Rob Glaser: On the first one, as I mentioned earlier, as I said, normally — or previously, I would say, rather than normally — we would have said hey, look, let’s get the I’s dotted and the T’s crossed on a program like this because it actually is fairly complicated. As I said, it looks like the scenario we are operating under, that we are going to have to get shareholder approval for, which means there’s a formal process that’s tied to our annual rhythm of our annual meeting – our annual shareholders meeting – which is why the timetable of end of April makes sense. And, on that one, as I said, as we get more details, we’ll sort that out. From the standpoint of people who’ve been here a while, that’s probably, I’m guessing, would be the single-most value-creating thing that we could do. If, like me, you take a long-term view, and you think the current anomaly, where the stock market seems to view our company as being worth less than the amount of cash we have on hand, is not a long-term configuration of how rational, functioning markets work. And, I certainly believe it.

RealNetworks has not commenced the option exchange program to which this communication pertains and will not do so unless it receives the requisite shareholder approval at its 2009 annual meeting of shareholders. Even if the requisite shareholder approval is obtained, RealNetworks may still decide later not to implement the option exchange program. RealNetworks will file a Tender Offer Statement on Schedule TO with the SEC upon the commencement of the option exchange program. Persons who may be eligible to participate in the option exchange program should read the Tender Offer Statement on Schedule TO, including the offer to exchange and other related materials, when those materials become available because they will contain important information about the option exchange program. RealNetworks shareholders and option holders will be able to obtain these written materials and other documents filed by RealNetworks with the SEC free of charge from the SEC’s website at www.sec.gov and from RealNetworks upon written request to Investor Relations Department, RealNetworks, Inc., P.O. Box 91123, Seattle, Washington 98111-9223.